UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2021

Generation Bio Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39319	81-4301284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2021, Generation Bio Co. (the “Company”) entered into a lease agreement (the “Lease”) with Zinc II PropCo 2020, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 104,000 square feet of a manufacturing facility located at 41 Seyon Street, Waltham, Massachusetts 02453 (the “Facility”).

The Lease commences on the date on which certain conditions have been met, which the Company and the Landlord presently anticipate to be on or about June 1, 2022, and the obligation to pay rent is expected to begin on or about September 1, 2022. The Lease will have a term of 12 years following the date the payment of rent for the Facility commences. The Company has an option to extend the term of the Lease for two additional periods of five years.

The Company’s obligation for the payment of base rent for the Facility will initially be approximately $437,500.00 per month and will increase annually, up to an estimated monthly base rent of $839,731.58, during the 12-year term of the Lease. The rent for any extension period of the Lease will be at then prevailing market rates. The Company is obligated to pay operating costs, taxes and utilities applicable to the Facility. The Company has provided a security deposit of $3,640,000.00 in the form of a letter of credit in connection with its entry into the Lease. The Company will be responsible for costs of constructing interior improvements within the Facility that exceed a construction allowance of $26,000,000 provided by the Landlord.

After the first anniversary of the Lease commencement date and subject to certain limitations, the Company has a right of first refusal with respect to certain additional space before the Landlord accepts an offer to lease such space to a third party.

The Landlord has the right to terminate the Lease, or the Company’s right to possess the Facility without terminating the Lease, upon specified events of default, including the Company’s failure to pay rent in a timely manner and upon the occurrence of certain events of insolvency with respect to the Company.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

une
Exhibit No.	Description
99.1	Press Release Issued by Generation Bio Co. on July 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION BIO CO.

Date: July 14, 2021	By:	/s/ Geoff McDonough
Name: Geoff McDonough, M.D.
Title: President and Chief Executive Officer